EXHIBIT 99.1
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                                  DONOBI, INC.
                                3256 Chico Way NW
                              Bremerton, WA. 98312



March 8, 2006

Board of Directors
Gotaplay Interactive, Inc.
3226 Rosedale Street, Suite 200
Gig Harbor, WA  98335

Attn: John P. Gorst, Chairman and CEO

Re:      Plan of Share Exchange Between Donobi, Inc. and
         Gotaplay Interactive, Inc.

Dear Mr. Gorst:

This letter is intended to express the general terms of the Plan of Merger or Share Exchange to be entered into between Donobi, Inc., a publicly-held Nevada corporation ("Donobi") and Gotaplay Interactive, Inc., a privately-held Nevada corporation ("GII"). The objective of our discussions to date, has been the execution and consummation, as soon as feasible, of a Definitive Agreement between Donobi and GII and the GII shareholders (the "Transaction") which, among other things, would provide for the various matters set forth below:

     1. Plan of Share Exchange or Merger and Reorganization of the Companies. The Board of Directors of Donobi and GII have completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other, and have concluded that a transaction, whereby Donobi would issue shares of its common stock equal to ownership of approximately 70% of its outstanding shares in exchange for 100% of the then outstanding shares of GII would be in the best interest of both companies. It is the intent of the parties hereto that the proposed Transaction be effected as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code.

     2. Terms of Reorganization.

          (a) Donobi Capitalization. Donobi's total authorized capital consists of 100,000,000 shares of common stock, par value $0.001 per share. As of the date hereof there are 18,240,909 shares of common stock of Donobi issued and outstanding. As of the Closing (as defined hereinbelow), there will be no more than 54,119,481 shares of common stock issued and outstanding (pre reverse stock split).

     In addition, Donobi has issued convertible debentures, held by Highgate House Funds, Ltd.,("Highgate") in the approximate amount, including principal and interest, of $735,000,

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which are secured by  11,500,000  shares of common  stock held in escrow and not included in the Donobi issued and outstanding shares referenced in (a), above.

          (b) GII Capitalization. GII's total authorized capital consists of 500,000,000 shares of common stock, par value $0.0001 per share, 10,000,000 shares of Class A Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof there are 30,507,627 shares of common stock of issued and outstanding, not including those shares that may be issued pursuant to Paragraph 3, below. There are no warrants or options issued and outstanding.

          (c) Share Exchange. On or about the closing of the Transaction, (hereinafter the "Closing Date" or the "Closing"), the GII shareholders shall tender their respective shares in GII to Donobi in exchange for an aggregate of 23,167,000 shares of common stock of Donobi. Each GII shareholder shall receive shares of Donobi on a pro rata basis to their respective shareholdings in GII immediately prior to the Closing. Prior to the Closing, GII will have the GII shareholders execute the appropriate documents in order to restrict the resale of their respective shares of Donobi for a period of two years.

          (d) Officers and Directors. At Closing: (i) one member of the current Board of Directors and all officers, except William M. Wright, III, President of Donobi, shall resign their respective positions with Donobi; and, (ii) three directors designated by GII will be appointed to the Board of Directors.

          (e) Stockholder Action. Prior to the Closing Date, the Donobi Board of Directors shall call a special meeting of the stockholders, or otherwise obtain the consent of a majority of the holders of Donobi's voting securities pursuant to the laws of the State of Nevada, for the purpose of (i) approving the Transaction proposed herein; (ii) approving a 1 for 6 "reverse stock split" of the shares of the common stock of Donobi; (iii) amend the Donobi Articles of Incorporation to change the name of Donobi to GotaPlay Interactive, Inc. (or such other name designated by GII), as well as to re-establish the authorized capital of Donobi at 200,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share;
(iv) providing any applicable dissenter's rights afforded to the Donobi stockholders pursuant to the laws of the State of Nevada, if applicable; and (v) such other reasonable matters as may be requested by management of GII to cause the intent of this letter to be adopted and ratified.

     3. Financial Condition of GII. GII hereby represents and warrants that the un-audited balance sheet of GII, dated January 31, 2006 will reflect total assets of approximately $144,410, total liabilities of $1,216,276 and total shareholder deficit of $1,090,000 except as related to subsequent information as provided by GII to Donobi. GII further represents and warrants that no negative material changes to its financial statements have occurred since January 31, 2006. GII acknowledges that loans totaling $797,551 have been made to GII, which loans will be converted into shares of GII common stock prior to Closing at a conversion price to be agreed prior to Closing.

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     4. Conditions to Closing.

     (A) Closing. The Closing of this proposed transaction shall take place on or about March __, 2006, in San Diego, CA. at the offices of counsel for GII, de Castro P.C, or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

     (B) To Be Provided by GII.

          (i) As part of those items which may be required to be delivered pursuant to the terms of the applicable Definitive Agreement, GII shall provide to the present Board of Directors of Donobi a financial audit of its books as of the end of its last fiscal year and unaudited financial statements for those interim periods required to be provided the SEC under Regulation SB or SK, as applicable and as promulgated under the Securities Act of 1933, as amended which shall be prepared in accordance with Generally Accepted Accounting Principles. The audited financial statements shall be provided by an independent, SEC Certified Public Accountant and such audit shall demonstrate financial statement information consistent with the financial information and representations provided or made to Donobi by GII prior to Closing.

          (ii) Prior to Closing, Donobi shall make a loan to GII of a minimum of $100,000 upon terms and conditions acceptable to both parties which shall include, but not be limited to, issuing to Donobi a "perfected" security interest in and to all the major assets of GII, as collateral for the loan; and

          (iii) Upon Closing, the GII stockholders shall provide to Donobi an investment letter, duly executed by each GII stockholder, acknowledging that each such stockholder is exchanging their respective securities of GII for their pro rata applicable number of Donobi shares of common stock, that such shares are being acquired by each GII stockholder solely for their own account and for investment and they have no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof.

     (D) To Be Provided By Donobi

          (i) Donobi shall provide a representation that as of the Closing Date, it will be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 8-K, 10-K, 10-KSB, 10-Q and/or 10-QSB.

          (ii) Donobi shall provide evidence of an executed Letter Agreement between Donobi and Highgate indicating that Highgate has agreed to accept the following terms with regard to the outstanding convertible debentures of Donobi:

          (a) Payment of Twenty Five Thousand Dollars ($25,000) prior to the Closing.

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          (b)  Payment of Seventy Thousand Dollars ($70,000) per calendar  month beginning on May 1, 2006 and continuing on the first business day of each calendar month thereafter until all amounts owed under the Debentures, including principal and interest, have been satisfied (the "Payback
     Period"). To the extent no Event of Default occurs during the Payback Period, Highgate House Funds shall forgo the redemption premium described in the Debentures. Interest shall continue to accrue on the outstanding principal balance at the rate set forth in the Debentures. Upon the full
     payment  of  the  foregoing   amounts   Highgate  House  Funds  shall:  (i)
     immediately release any and all security interests it may have in Donobi's assets and properties pursuant to the Purchase Agreement, the Debentures and/or the Security Agreement (and shall execute and file such documents as may be reasonably necessary to effectuate the releases); (ii) be deemed to have released Donobi from all claims and obligations under such agreements, and (iii) the underlying shares held in escrow shall be returned to the treasury.

     5. Confidentiality. Upon the signing of this Letter of Intent, Donobi and GII will provide to each other full access to their books and records and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning the other's operations, assets and business.

     6. Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

     7. Jurisdiction. It is the intention of the parties that the laws of the State of Nevada govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     8. Notices. Any notice relevant herein shall be deemed to have been sufficiently served for all purposes if delivered personally to the party to whom the same is directed, or, if sent, by deposit with the United States mail, certified mail, return receipt requested postage prepaid, at such party's address listed hereinabove, or to such other address as shall be furnished in writing by any party to the other. Any such notice shall be deemed to be given three (3) days after deposited in the U.S. mail.

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     9.  Further  Action.  Each party shall  execute and  deliver  such  papers, documents and instruments, and perform such acts as are necessary or appropriate to implement the terms hereof and the intent of the parties hereto.

     10. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

This letter is not intended as a contract nor does it create any enforceable rights or obligations whatsoever on the part of either party. No obligations on the part of either party with respect to the matters covered hereby shall exist unless and until a written definitive agreement, satisfactory in form and substance to both parties, has been approved by their respective boards of directors and stockholders, if necessary and executed by officers specifically authorized to do so. If the foregoing accurately reflects your understanding of the terms and conditions of our discussions, please so indicate by signing below as designated.


Yours truly,

DONOBI, INC.


s/ William M. Wright, III
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William M. Wright III
President / CEO


APPROVED AND ACCEPTED this 8th day of March 2006.

GOTAPLAY INTERACTIVE, INC.


s/ John P. Gorst
--------------------------
John P. Gorst
Chairman and CEO